For Release: February 26, 2015
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the fourth quarter 2014
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2014 earnings, dated February 26, 2015, and the Company's Quarterly Report on Form 10-K for the quarter ended December 31, 2014.

This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.

The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP student loans and initiatives to purchase additional FFELP and private education loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, risks related to reduced government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, risks related to the Company's ability to maintain or increase volumes under the Company's loan servicing contract with the U.S. Department of Education (the "Department"), which accounted for approximately 10 percent of the Company's revenue in 2014 and for which the loan allocation metrics were modified effective September 1, 2014, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP, Federal Direct Loan Program, and private education loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Years ended December 31,
	December 31, 2014	September 30, 2014	December 31, 2013	2014	2013	2012
Interest income:
Loan interest	$182,783	187,862	165,865	703,007	638,142	609,237
Investment interest	1,770	1,562	2,006	6,793	6,668	4,616
Total interest income	184,553	189,424	167,871	709,800	644,810	613,853
Interest expense:
Interest on bonds and notes payable	72,061	71,937	59,135	273,237	230,935	268,566
Net interest income	112,492	117,487	108,736	436,563	413,875	345,287
Less provision for loan losses	3,500	2,000	3,500	9,500	18,500	21,500
Net interest income after provision for loan losses	108,992	115,487	105,236	427,063	395,375	323,787
Other income (expense):
Loan and guaranty servicing revenue	56,538	52,659	63,167	240,414	243,428	209,748
Tuition payment processing, school information, and campus commerce revenue	24,688	26,399	18,988	98,156	80,682	74,410
Enrollment services revenue	17,791	22,936	21,735	82,883	98,078	117,925
Other income	12,906	7,650	15,981	54,002	46,298	39,476
Gain on sale of loans and debt repurchases, net	3,594	—	799	3,651	11,699	4,139
Derivative settlements, net	(4,566)	(4,834)	(6,407)	(21,843)	(29,636)	(14,022)
Derivative market value and foreign currency adjustments, net	(1,082)	29,037	752	37,703	48,593	(47,394)
Total other income	109,869	133,847	115,015	494,966	499,142	384,282
Operating expenses:
Salaries and benefits	60,609	61,098	52,120	228,079	196,169	192,826
Cost to provide enrollment services	11,343	14,178	13,864	53,307	64,961	78,375
Depreciation and amortization	5,644	5,493	5,274	21,134	18,311	33,625
Other	37,310	36,676	40,349	149,990	149,542	128,738
Total operating expenses	114,906	117,445	111,607	452,510	428,983	433,564
Income before income taxes	103,955	131,889	108,644	469,519	465,534	274,505
Income tax expense	30,036	46,513	37,556	160,238	161,193	96,077
Net income	73,919	85,376	71,088	309,281	304,341	178,428
Net income attributable to noncontrolling interest	308	157	568	1,671	1,669	431
Net income attributable to Nelnet, Inc.	$73,611	85,219	70,520	307,610	302,672	177,997
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.59	1.84	1.52	6.62	6.50	3.76
Weighted average common shares outstanding - basic and diluted	46,390,402	46,432,680	46,502,028	46,469,615	46,570,314	47,369,331

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Assets:
Student loans receivable, net	$28,005,195	28,701,344	25,907,589
Cash, cash equivalents, and investments	279,604	222,359	255,307
Restricted cash and investments	968,928	940,343	902,699
Goodwill and intangible assets, net	168,782	169,076	123,250
Other assets	675,634	665,527	582,004
Total assets	$30,098,143	30,698,649	27,770,849
Liabilities:
Bonds and notes payable	$28,027,350	28,737,456	25,955,289
Other liabilities	345,115	303,636	371,570
Total liabilities	28,372,465	29,041,092	26,326,859
Equity:
Total Nelnet, Inc. shareholders' equity	1,725,448	1,657,289	1,443,662
Noncontrolling interest	230	268	328
Total equity	1,725,678	1,657,557	1,443,990
Total liabilities and equity	$30,098,143	30,698,649	27,770,849

Overview

The Company provides educational services in loan servicing, payment processing, education planning, and asset management. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP net income attributable to Nelnet, Inc.	$73,611	85,219	70,520	307,610	302,672
Derivative market value and foreign currency adjustments, net of tax	671	(18,003)	(466)	(23,376)	(30,128)
Net income, excluding derivative market value and foreign currency adjustments (a)	$74,282	67,216	70,054	284,234	272,544

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.59	1.84	1.52	6.62	6.50
Derivative market value and foreign currency adjustments, net of tax	0.01	(0.39)	(0.01)	(0.50)	(0.65)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.60	1.45	1.51	6.12	5.85

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of December 31, 2014, the Company had a $28.0 billion student loan portfolio that will amortize over the next 25 years. The Company actively seeks to acquire FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

The information below provides the operating results for each reportable operating segment for the years ended December 31, 2014, 2013, and 2012 (dollars in millions).

LGS (a)
TPP&CC
AGM (b)
2014
2013
2012
Revenue
$295.6
$300.2
$275.2
$99.4
$80.7
$74.4
$423.5
$388.8
$335.1
Net Income
$38.9
$49.6
$37.2
$13.0
$13.3
$9.3
$202.6
$182.4
$151.9
Before-tax operating margin (c)
21.2%
26.7%
21.8%
21.0%
26.6%
20.3%

(a)
Revenue includes intersegment revenue of $55.1 million, $56.7 million, and $65.4 million for the years ended December 31, 2014, 2013, and 2012, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was income of $42.9 million and $35.3 million for the years ended December 31, 2014 and 2013, respectively, and an expense of $51.8 million for the year ended December 31, 2012. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was income of $26.6 million and $21.9 million for the years ended December 31, 2014 and 2013, respectively, and an expense of $32.1 million for the year ended December 31, 2012.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•
As of December 31, 2014, the Company was servicing $161.6 billion in FFELP, private, and government owned student loans, as compared with $138.2 billion and $97.5 billion of loans as of December 31, 2013 and 2012, respectively. The year over year increase was due to an increase in government servicing volume.

•
Revenue decreased in 2014 compared to 2013 due to decreases in rehabilitation collection revenue, traditional FFELP and guaranty servicing revenue, and software services revenue, which were partially offset by growth in servicing volume under the Company's contract with the Department. The increase in revenue in 2013 compared to 2012 was due primarily to the growth in servicing volume under the Department contract and an increase in rehabilitation collection revenue, which were partially offset by decreases in traditional FFELP and guaranty servicing revenue and software services revenue.

•
Operating margin decreased in 2014 compared to 2013 as a result of the implementation of federal budget reductions for guaranty agencies' revenue. In addition, as the volume of loans serviced under the Department servicing contract continues to grow and loans serviced under the legacy commercial programs continue to run off, the Company expects operating margins to tighten accordingly. Operating margin increased in 2013 compared to 2012 as a result of the investments made and certain costs incurred by the Company in 2012 to improve performance metrics under the Department servicing contract and to implement and comply with the Department's special direct consolidation loan initiative. In addition, intangible assets for this segment were fully amortized in 2012.

Tuition Payment Processing and Campus Commerce

•
Revenue increased in 2014 and 2013, compared to 2013 and 2012, respectively, due to increases in the number of managed tuition payment plans, campus commerce customer transaction volume, and new school customers. In addition, the Company purchased RenWeb on June 3, 2014, which increased revenue in 2014.

•
Before tax operating margin excluding amortization of intangibles was 27.6%, 30.7%, and 28.7% for 2014, 2013, and 2012, respectively. The decrease in margin in 2014 compared to 2013 was primarily due to a change in the mix of products and services provided as a result of the acquisition of RenWeb. The increase in margin in 2013 compared to 2012 was the result of efficiencies gained in the operations of the business during 2013. In addition, certain investments were made by the Company during 2012 in new products and services to meet customer needs and expand product and service offerings.

Asset Generation and Management

•
The Company acquired $6.1 billion of FFELP student loans during 2014, compared to $4.1 billion in 2013 and $3.9 billion in 2012. The average loan portfolio balance for 2014, 2013, and 2012 was $28.0 billion, $25.0 billion, and $23.7 billion, respectively. During the fourth quarter of 2014, the Company acquired $0.5 billion of FFELP student loans.

•	Core student loan spread decreased to 1.48% for 2014, compared to 1.54% for 2013. This decrease was due to recent acquisitions of consolidation loans, which have lower margins, but longer terms.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During 2014, 2013, and 2012, the Company earned $179.9 million, $148.4 million, and $145.3 million, respectively, of fixed rate floor income (net of $24.4 million, $31.0 million, and $19.3 million of derivative settlements, respectively, used to hedge such loans).

Corporate and Other Activities

•
In 2014, management determined that the Company's Enrollment Services business no longer met the quantitative thresholds for which separate information about an operating segment is required. For segment reporting purposes, business activities and operating segments that are not reportable are combined and included in "Corporate and Other Activities." Beginning in 2014, the operating results of Enrollment Services are included with Corporate and Other Activities. Prior period segment operating results were restated to conform to the current period presentation. Revenue for Enrollment Services was $82.9 million, $98.1 million, and $117.9 million in 2014, 2013, and 2012, respectively. Net income (loss) for the Enrollment Services business was ($0.2 million), $0.6 million, and ($3.7 million) in 2014, 2013, and 2012, respectively. Revenues from these services have been affected by the ongoing regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts.

•
Whitetail Rock Capital Management, LLC, the Company's SEC-registered investment advisory subsidiary, recognized revenue of $17.5 million, $17.4 million, and $9.3 million for 2014, 2013, and 2012, respectively. These amounts include performance fees earned from the sale of managed securities or managed securities being called prior to the full contractual maturity.

Liquidity and Capital Resources

•	As of December 31, 2014, the Company had cash and investments of $279.6 million.

•	For the year ended December 31, 2014, the Company generated $357.4 million in net cash provided by operating activities.

•
Forecasted undiscounted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.29 billion as of December 31, 2014.

•
As of December 31, 2014, no amounts were outstanding on the Company's unsecured line of credit and $350.0 million was available for future use. The unsecured line of credit has a maturity date of June 30, 2019.

•	During 2014, the Company repurchased a total of 381,689 shares of Class A common stock for $15.7 million ($41.17 per share).

•	During 2014, the Company repurchased a total of $54.0 million (par value) of its own asset-backed and unsecured debt securities for a gain totaling $6.6 million.

•	During 2014, the Company paid cash dividends of $18.5 million.

•
The Company intends to use its strong liquidity position to capitalize on market opportunities, including FFELP and private education loan acquisitions; strategic acquisitions and investments in loan financing, loan servicing, and payment processing; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Operating Segments

The Company has three reportable operating segments. The Company's reportable operating segments include:

• Student Loan and Guaranty Servicing
• Tuition Payment Processing and Campus Commerce
• Asset Generation and Management

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing and Tuition Payment Processing operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2014 Annual Report for a description of each operating segment, including the primary products and services offered.

In 2014, management determined that the Company's Enrollment Services business no longer met the quantitative thresholds for which separate information about an operating segment is required. Prior period segment operating results were restated to conform to the current period presentation.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

Corporate and Other Activities

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities includes the following items:

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•
Other product and service offerings that are not considered reportable operating segments including, but not limited to, WRCM, the SEC-registered investment advisory subsidiary, and the Enrollment Services business

Corporate and Other Activities also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, enterprise risk management, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$5	1	182,868	2,110	(431)	184,553
Interest expense	—	—	71,293	1,199	(431)	72,061
Net interest income	5	1	111,575	911	—	112,492
Less provision for loan losses	—	—	3,500	—	—	3,500
Net interest income after provision for loan losses	5	1	108,075	911	—	108,992
Other income:
Loan and guaranty servicing revenue	56,538	—	—	—	—	56,538
Intersegment servicing revenue	13,686	—	—	—	(13,686)	—
Tuition payment processing, school information, and campus commerce revenue	—	24,688	—	—	—	24,688
Enrollment services revenue	—	—	—	17,791	—	17,791
Other income	—	1,268	8,578	3,060	—	12,906
Gain (loss) on sale of loans and debt repurchases	—	—	(1,414)	5,008	—	3,594
Derivative market value and foreign currency adjustments, net	—	—	1,180	(2,262)	—	(1,082)
Derivative settlements, net	—	—	(4,308)	(258)	—	(4,566)
Total other income	70,224	25,956	4,036	23,339	(13,686)	109,869
Operating expenses:
Salaries and benefits	36,122	14,026	572	9,889	—	60,609
Cost to provide enrollment services	—	—	—	11,343	—	11,343
Depreciation and amortization	2,576	2,500	—	568	—	5,644
Other	16,916	4,091	8,984	7,319	—	37,310
Intersegment expenses, net	1,095	1,559	13,858	(2,826)	(13,686)	—
Total operating expenses	56,709	22,176	23,414	26,293	(13,686)	114,906
Income (loss) before income taxes and corporate overhead allocation	13,520	3,781	88,697	(2,043)	—	103,955
Corporate overhead allocation	(2,542)	(847)	(1,413)	4,802	—	—
Income before income taxes	10,978	2,934	87,284	2,759	—	103,955
Income tax (expense) benefit	(4,172)	(1,115)	(33,168)	8,419	—	(30,036)
Net income	6,806	1,819	54,116	11,178	—	73,919
Net income attributable to noncontrolling interest	—	—	—	308	—	308
Net income attributable to Nelnet, Inc.	$6,806	1,819	54,116	10,870	—	73,611

	Three months ended September 30, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$5	2	187,949	1,814	(346)	189,424
Interest expense	—	—	71,037	1,246	(346)	71,937
Net interest income	5	2	116,912	568	—	117,487
Less provision for loan losses	—	—	2,000	—	—	2,000
Net interest income after provision for loan losses	5	2	114,912	568	—	115,487
Other income (expense):
Loan and guaranty servicing revenue	52,659	—	—	—	—	52,659
Intersegment servicing revenue	13,432	—	—	—	(13,432)	—
Tuition payment processing, school information, and campus commerce revenue	—	26,399	—	—	—	26,399
Enrollment services revenue	—	—	—	22,936	—	22,936
Other income	—	—	4,294	3,356	—	7,650
Gain on sale of loans and debt repurchases	—	—	—	—	—	—
Derivative market value and foreign currency adjustments	—	—	29,430	(393)	—	29,037
Derivative settlements, net	—	—	(4,575)	(259)	—	(4,834)
Total other income (expense)	66,091	26,399	29,149	25,640	(13,432)	133,847
Operating expenses:
Salaries and benefits	37,062	13,288	565	10,183	—	61,098
Cost to provide enrollment services	—	—	—	14,178	—	14,178
Depreciation and amortization	2,558	2,396	—	539	—	5,493
Other	15,028	3,312	8,636	9,700	—	36,676
Intersegment expenses, net	906	1,481	13,611	(2,566)	(13,432)	—
Total operating expenses	55,554	20,477	22,812	32,034	(13,432)	117,445
Income (loss) before income taxes and corporate overhead allocation	10,542	5,924	121,249	(5,826)	—	131,889
Corporate overhead allocation	(2,567)	(856)	(1,026)	4,449	—	—
Income (loss) before income taxes	7,975	5,068	120,223	(1,377)	—	131,889
Income tax (expense) benefit	(3,030)	(1,926)	(45,684)	4,127	—	(46,513)
Net income	4,945	3,142	74,539	2,750	—	85,376
Net income attributable to noncontrolling interest	—	—	—	157	—	157
Net income attributable to Nelnet, Inc.	$4,945	3,142	74,539	2,593	—	85,219

	Three months ended December 31, 2013
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$11	—	165,982	2,725	(847)	167,871
Interest expense	—	—	59,031	951	(847)	59,135
Net interest income	11	—	106,951	1,774	—	108,736
Less provision for loan losses	—	—	3,500	—	—	3,500
Net interest income after provision for loan losses	11	—	103,451	1,774	—	105,236
Other income:
Loan and guaranty servicing revenue	63,167	—	—	—	—	63,167
Intersegment servicing revenue	14,369	—	—	—	(14,369)	—
Tuition payment processing, school information, and campus commerce revenue	—	18,988	—	—	—	18,988
Enrollment services revenue	—	—	—	21,735	—	21,735
Other income	—	—	4,016	13,108	(1,143)	15,981
Gain on sale of loans and debt repurchases	—	—	104	695	—	799
Derivative market value and foreign currency adjustments, net	—	—	(455)	1,207	—	752
Derivative settlements, net	—	—	(6,150)	(257)	—	(6,407)
Total other income	77,536	18,988	(2,485)	36,488	(15,512)	115,015
Operating expenses:
Salaries and benefits	32,838	9,560	583	9,139	—	52,120
Cost to provide enrollment services	—	—	—	13,864	—	13,864
Depreciation and amortization	3,222	1,131	—	921	—	5,274
Other	22,943	2,760	7,570	8,219	(1,143)	40,349
Intersegment expenses, net	1,116	1,639	14,617	(3,003)	(14,369)	—
Total operating expenses	60,119	15,090	22,770	29,140	(15,512)	111,607
Income before income taxes and corporate overhead allocation	17,428	3,898	78,196	9,122	—	108,644
Corporate overhead allocation	(1,818)	(514)	(801)	3,133	—	—
Income before income taxes	15,610	3,384	77,395	12,255	—	108,644
Income tax expense	(5,932)	(1,286)	(29,410)	(928)	—	(37,556)
Net income	9,678	2,098	47,985	11,327	—	71,088
Net income attributable to noncontrolling interest	—	—	—	568	—	568
Net income attributable to Nelnet, Inc.	$9,678	2,098	47,985	10,759	—	70,520

	Year ended December 31, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$30	6	703,382	8,618	(2,236)	709,800
Interest expense	—	—	269,742	5,731	(2,236)	273,237
Net interest income	30	6	433,640	2,887	—	436,563
Less provision for loan losses	—	—	9,500	—	—	9,500
Net interest income after provision for loan losses	30	6	424,140	2,887	—	427,063
Other income (expense):
Loan and guaranty servicing revenue	240,414	—	—	—	—	240,414
Intersegment servicing revenue	55,139	—	—	—	(55,139)	—
Tuition payment processing, school information, and campus commerce revenue	—	98,156	—	—	—	98,156
Enrollment services revenue	—	—	—	82,883	—	82,883
Other income	—	1,268	21,532	31,202	—	54,002
Gain on sale of loans and debt repurchases, net	—	—	(1,357)	5,008	—	3,651
Derivative market value and foreign currency adjustments, net	—	—	42,935	(5,232)	—	37,703
Derivative settlements, net	—	—	(20,818)	(1,025)	—	(21,843)
Total other income (expense)	295,553	99,424	42,292	112,836	(55,139)	494,966
Operating expenses:
Salaries and benefits	138,584	48,453	2,316	38,726	—	228,079
Cost to provide enrollment services	—	—	—	53,307	—	53,307
Depreciation and amortization	10,742	8,169	—	2,223	—	21,134
Other	70,211	13,006	33,611	33,162	—	149,990
Intersegment expenses, net	4,208	5,864	55,808	(10,741)	(55,139)	—
Total operating expenses	223,745	75,492	91,735	116,677	(55,139)	452,510
Income (loss) before income taxes and corporate overhead allocation	71,838	23,938	374,697	(954)	—	469,519
Corporate overhead allocation	(9,029)	(3,010)	(5,017)	17,056	—	—
Income before income taxes	62,809	20,928	369,680	16,102	—	469,519
Income tax (expense) benefit	(23,867)	(7,952)	(140,477)	12,058	—	(160,238)
Net income	38,942	12,976	229,203	28,160	—	309,281
Net income attributable to noncontrolling interest	—	—	—	1,671	—	1,671
Net income attributable to Nelnet, Inc.	$38,942	12,976	229,203	26,489	—	307,610

	Year ended December 31, 2013
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$40	—	638,604	9,433	(3,267)	644,810
Interest expense	—	—	229,533	4,669	(3,267)	230,935
Net interest income	40	—	409,071	4,764	—	413,875
Less provision for loan losses	—	—	18,500	—	—	18,500
Net interest income after provision for loan losses	40	—	390,571	4,764	—	395,375
Other income (expense):
Loan and guaranty servicing revenue	243,428	—	—	—	—	243,428
Intersegment servicing revenue	56,744	—	—	—	(56,744)	—
Tuition payment processing, school information, and campus commerce revenue	—	80,682	—	—	—	80,682
Enrollment services revenue	—	—	—	98,078	—	98,078
Other income	—	—	15,223	32,218	(1,143)	46,298
Gain on sale of loans and debt repurchases	—	—	11,004	695	—	11,699
Derivative market value and foreign currency adjustments, net	—	—	35,256	13,337	—	48,593
Derivative settlements, net	—	—	(27,966)	(1,670)	—	(29,636)
Total other income (expense)	300,172	80,682	33,517	142,658	(57,887)	499,142
Operating expenses:
Salaries and benefits	119,092	37,575	2,292	37,210	—	196,169
Cost to provide enrollment services	—	—	—	64,961	—	64,961
Depreciation and amortization	11,419	4,518	—	2,374	—	18,311
Other	79,116	9,147	30,945	31,477	(1,143)	149,542
Intersegment expenses, net	4,359	5,989	57,572	(11,176)	(56,744)	—
Total operating expenses	213,986	57,229	90,809	124,846	(57,887)	428,983
Income before income taxes and corporate overhead allocation	86,226	23,453	333,279	22,576	—	465,534
Corporate overhead allocation	(6,150)	(1,957)	(3,896)	12,003	—	—
Income before income taxes	80,076	21,496	329,383	34,579	—	465,534
Income tax (expense) benefit	(30,430)	(8,168)	(125,165)	2,570	—	(161,193)
Net income	49,646	13,328	204,218	37,149	—	304,341
Net income attributable to noncontrolling interest	—	—	—	1,669	—	1,669
Net income attributable to Nelnet, Inc.	$49,646	13,328	204,218	35,480	—	302,672

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Variable student loan interest margin, net of settlements on derivatives	$58,401	63,390	62,683	234,814	235,480
Fixed rate floor income, net of settlements on derivatives	49,213	49,206	38,849	179,870	148,431
Investment interest	1,770	1,562	2,006	6,793	6,668
Non-portfolio related derivative settlements	(259)	(259)	(258)	(1,026)	(1,671)
Corporate debt interest expense	(1,199)	(1,246)	(951)	(5,731)	(4,669)
Net interest income (net of settlements on derivatives)	$107,926	112,653	102,329	414,720	384,239

Student Loan Servicing Volumes (dollars in millions)

Company owned	$22,650	$21,237	$20,820	$20,629	$20,715	$21,397	$21,192	$21,110	$20,511	$19,742
% of total	29.8%	21.8%	18.5%	17.7%	15.3%	15.5%	14.3%	14.1%	12.9%	12.2%
Number of servicing borrowers:
Government servicing	3,036,534	3,892,929	4,261,637	4,396,341	5,145,901	5,305,498	5,438,933	5,465,395	5,824,743	5,915,449
FFELP servicing	1,799,484	1,626,146	1,586,312	1,529,203	1,507,452	1,462,122	1,426,435	1,390,541	1,404,619	1,397,295
Private servicing	164,554	173,948	170,224	173,588	178,935	195,580	191,606	186,863	200,095	202,529
Total:	5,000,572	5,693,023	6,018,173	6,099,132	6,832,288	6,963,200	7,056,974	7,042,799	7,429,457	7,515,273

Number of remote hosted borrowers	9,566,296	6,912,204	5,001,695	3,218,896	1,986,886	1,915,203	1,796,287	1,735,594	1,677,547	1,611,654

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Borrower late fee income	$3,840	3,676	3,021	14,760	12,686
Investment advisory fees	3,487	1,815	5,685	17,530	17,422
Realized and unrealized gains/(losses) on investments, net	(1,972)	(267)	4,166	7,052	6,094
Reduction of repurchase obligation	4,235	—	—	4,235	—
Other	3,316	2,426	3,109	10,425	10,096
Other income	$12,906	7,650	15,981	54,002	46,298

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
1:3 basis swaps	$842	808	827	3,389	3,301
Interest rate swaps - floor income hedges	(5,035)	(5,421)	(7,005)	(24,380)	(31,022)
Interest rate swaps - hybrid debt hedges	(258)	(259)	(257)	(1,025)	(1,670)
Cross-currency interest rate swaps	(115)	38	28	173	(245)
Total settlements - expense	$(4,566)	(4,834)	(6,407)	(21,843)	(29,636)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Change in fair value of derivatives - income (expense)	$(19,879)	(8,381)	10,135	(20,310)	83,878
Foreign currency transaction adjustment - income (expense)	18,797	37,418	(9,383)	58,013	(35,285)
Derivative market value and foreign currency adjustments - income (expense)	$(1,082)	29,037	752	37,703	48,593

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	December 31, 2014	September 30, 2014	December 31, 2013
Federally insured loans
Stafford and other	$6,030,825	6,218,910	6,686,626
Consolidation	22,165,605	22,632,689	19,363,577
Total	28,196,430	28,851,599	26,050,203
Private education loans	27,478	77,623	71,103
	28,223,908	28,929,222	26,121,306
Loan discount, net of unamortized loan premiums and deferred origination costs	(169,813)	(175,910)	(158,595)
Allowance for loan losses – federally insured loans	(39,170)	(39,470)	(43,440)
Allowance for loan losses – private education loans	(9,730)	(12,498)	(11,682)
	$28,005,195	28,701,344	25,907,589

Loan Activity

The following table sets forth the activity of loans:

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Beginning balance	$28,929,222	24,887,340	26,121,306	24,995,880
Loan acquisitions	543,535	1,858,241	6,099,249	4,058,997
Repayments, claims, capitalized interest, participations, and other	(640,617)	(479,035)	(2,745,341)	(2,375,806)
Consolidation loans lost to external parties	(347,894)	(113,234)	(990,960)	(514,108)
Loans sold	(260,338)	(32,006)	(260,346)	(43,657)
Ending balance	$28,223,908	26,121,306	28,223,908	26,121,306

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Variable student loan yield, gross	2.56%	2.58%	2.58%	2.55%	2.58%
Consolidation rebate fees	(0.84)	(0.83)	(0.78)	(0.82)	(0.77)
Discount accretion, net of premium and deferred origination costs amortization	0.05	0.05	0.05	0.05	0.03
Variable student loan yield, net	1.77	1.80	1.85	1.78	1.84
Student loan cost of funds - interest expense	(0.97)	(0.95)	(0.90)	(0.95)	(0.91)
Student loan cost of funds - derivative settlements	0.01	0.01	0.01	0.01	0.01
Variable student loan spread	0.81	0.86	0.96	0.84	0.94
Fixed rate floor income, net of settlements on derivatives	0.68	0.67	0.60	0.64	0.60
Core student loan spread	1.49%	1.53%	1.56%	1.48%	1.54%

Average balance of student loans	$28,738,887	29,328,743	25,770,607	28,036,577	24,960,521
Average balance of debt outstanding	28,877,939	29,485,652	25,687,958	28,116,989	24,954,546

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased in 2014 as compared to 2013 as a result of recent acquisitions of consolidation loans, which have lower margins but longer terms. Variable student loan spread increased in 2013 as compared to 2012 as a result of the tightening of the Asset/Liability Base Rate spread reflected in the previous table.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Year ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Fixed rate floor income, gross	$54,248	54,627	45,854	204,250	179,453
Derivative settlements (a)	(5,035)	(5,421)	(7,005)	(24,380)	(31,022)
Fixed rate floor income, net	$49,213	49,206	38,849	179,870	148,431
Fixed rate floor income contribution to spread, net	0.68%	0.67%	0.60%	0.64%	0.60%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of December 31, 2014:

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance

< 3.0%	2.88%	0.24%	$1,848,518
3.0 - 3.49%	3.19%	0.55%	2,319,425
3.5 - 3.99%	3.65%	1.01%	2,276,397
4.0 - 4.49%	4.20%	1.56%	1,741,174
4.5 - 4.99%	4.72%	2.08%	1,078,574
5.0 - 5.49%	5.22%	2.58%	677,589
5.5 - 5.99%	5.67%	3.03%	393,750
6.0 - 6.49%	6.18%	3.54%	457,441
6.5 - 6.99%	6.71%	4.07%	434,295
7.0 - 7.49%	7.17%	4.53%	182,627
7.5 - 7.99%	7.71%	5.07%	312,589
8.0 - 8.99%	8.18%	5.54%	703,712
> 9.0%	9.04%	6.40%	274,403
			$12,700,494

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2014, the weighted average estimated variable conversion rate was 1.84% and the short-term interest rate was 16 basis points.

The following table summarizes the outstanding derivative instruments as of December 31, 2014 used by the Company to economically hedge loans earning fixed rate floor income.

	Notional amount	Weighted average fixed rate paid by the Company (a)
Maturity

2015	$1,100,000	0.89%
2016	750,000	0.85
2017	1,250,000	0.86
	$3,100,000	0.87%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.